Exhibit 10.51

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS AGREEMENT made on March 14, 2013 (the “Commencement Date”) by and between Kid Brands, Inc., a New Jersey corporation (together with its successors and assigns, the “Company”), and Raphael Benaroya (the “Executive” and, together with the Company, the “Parties”).

The Parties intending to be legally bound hereby agree as follows.

1. TERM. This Agreement shall be for a term commencing on the Commencement Date and ending on the fourth anniversary of the Commencement Date, with annual extensions thereafter unless the Company or the Executive provides written notice of termination to the other Party at least four months prior to the end of the original four-year term or any subsequent annual extension (the original term, as may be from time to time extended, being referred to as the “Term”).

2. POSITION; DUTIES. The Executive shall be employed as President and Chief Executive Officer of the Company and shall have the authorities and responsibilities customarily associated with the status of such positions at other New York Stock Exchange listed companies. In his capacity as President and Chief Executive Officer, the Executive shall report directly to the Company’s Board of Directors (the “Board”) and shall have ultimate responsibility for all the Company’s current and future operations in the U.S. and abroad. Upon termination of the Executive’s employment for any reason, if and to the extent requested by the Company, the Executive shall promptly resign from the Board and from all other positions that the Executive then holds with the Company or any affiliate and promptly execute all documentation for such resignations.

The Executive shall devote substantially all of his business time, effort and energies to the business of the Company; provided, however, that notwithstanding the foregoing, the Executive may (a) serve as an officer or director of the entities for whom he serves as such on the Commencement Date and other entities, (b) engage in civic, charitable, public service and community activities and affairs, (c) accept and fulfill a reasonable number of speaking engagements, and (d) manage his personal investments and affairs, as long as such activities do not interfere, individually or in the aggregate, with his obligations and the proper performance of his duties and responsibilities to the Company under this Agreement in any material respect. If the Executive accepts an appointment to serve on the board of directors or in any other capacity with any for profit business entity for which he does not serve on the Commencement Date, the Executive shall provide notice thereof to the Chair of the Nominating/Governance Committee of the Board.

3. COMPENSATION AND BENEFITS. Subject in each case to the provisions of Section 4 of this Agreement in the event that his employment hereunder terminates, the Executive shall be entitled to the following compensation and benefits during the Term.

(A) Base Salary. The Company will pay the Executive a base salary at an annual rate of $650,000, payable in accordance with the Company’s usual payroll practices and prorated for the period of his service during 2013. The Compensation Committee of the Board shall consider an increase of base salary annually in its discretion. The base salary shall not be decreased at any time or for any purpose during the Term, provided, however, that the Board may decrease Executive’s Base Salary rate if such reduction is (i) made in conjunction with cost cutting measures, (ii) consistent in all material respects (including, without limitation, duration and rate of reduction) with reductions applicable to the Company’s senior executive officers generally, and (iii) made pursuant to the Executive’s recommendation or with the Executive’s consent. The annual rate of the Executive’s base salary as in effect from time to time is referred to herein as “Base Salary”; provided, however, that, for the purpose of determining severance payable under Section 4, the term “Base Salary” shall be determined without regard to any across-the-board temporary salary reduction that may be in effect at the Termination Date.

(B) Incentive Compensation. The Executive will be entitled to an annual incentive compensation opportunity under the Company’s Incentive Compensation Bonus Program as attached to the Company’s 2012 proxy statement (“ICBP”) subject to all the terms thereof (except as otherwise provided in this Agreement) for the year 2013 and future years. The Executive’s annual bonus shall range from 0% to 100% of Base Salary depending on the achievement of performance goals, with payout of 50% of Base Salary upon achievement of target goals. Performance goals for each year (including 2013) will be established by the Compensation Committee of the Board within 90 days after the beginning of such year, and the Executive shall have the opportunity to consult with the Compensation Committee in advance of the establishment of that year’s performance goals. The Executive’s bonus opportunity for 2013 will be based upon a full year of service in 2013. The performance goals applicable to the Executive for any year will be consistent with or not more stringent than any comparable performance goals applicable to any other executive of the Company for such year. In the event of any conflict between the provisions of the ICBP and the provisions of this Agreement, the provisions of this Agreement shall control. Any amendment to the ICBP shall not apply to the Executive without his consent. Any earned bonus will be paid to the Executive after the end of the performance year and the determination by the Compensation Committee of the achievement of the performance goals at the same time as paid to other officers, but no later than March 15 of the following year unless the audit of the Company’s financial statements is not completed by March 15 in which event such determination and payment shall be made in such year promptly upon completion of the audit.

(C) Equity Compensation. At the close of the first full trading day after announcement of this Agreement, the Executive shall receive an equity grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) and stock appreciation rights (“SARs” or “Cash SARs”) covering one million shares of common stock (“Common Stock”) of the Company as follows:

(i) ISOs: incentive stock options covering 200,000 shares of Common Stock to be awarded under the Company’s Equity Incentive Plan and having the terms set forth herein and in Attachment 1 hereto;

(ii) NQOs: nonqualified stock options covering 200,000 shares of Common Stock to be awarded outside the Company’s Equity Incentive Plan and having the terms set forth herein and in Attachment 2 hereto; and

(iii) Cash SARs: stock appreciation rights covering 600,000 shares of Common Stock exercisable for cash to be awarded under the Company’s Equity Incentive Plan and having the terms set forth herein and in Attachment 3 hereto. Notwithstanding anything to the contrary contained herein (and upon stockholder approval as provided below), the Company will replace the Cash SARs with non-qualified stock options for 600,000 shares under the Company’s Equity Incentive Plan at the same exercise price per share and upon substantially the same other terms and conditions as the Cash SARs being replaced, in which event all references in this Agreement to the Cash SARs or SARs will thereafter be deemed to refer to the replacement options (“Replacement Options”). It is understood and acknowledged by the Parties that, as a condition of issuing the Replacement Options, the Replacement Options must be approved by the Company’s stockholders. The Company shall use its reasonable best efforts to have the Replacement Options approved at the next annual meeting of the Company’s stockholders. For the sake of clarity, if the Replacement Options are not so approved by the Company’s stockholders, then the Replacement Options will not be awarded and the Cash SARs will continue in full force and effect.

The ISOs and Replacement Options will be covered by the Company’s registration statement on Form S-8 for the Company’s Equity Incentive Plan. The Company will cause the NQOs to be registered at the Company’s expense on a Form S-8 within thirty days of the Commencement Date. The Company shall keep the registration statements effective until all the Executive’s shares of Common Stock covered thereby are sold, or may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Act”). Consistent with the foregoing, the Executive recognizes that the exercise of the NQOs (and the disposition of the underlying shares of Company Common Stock) are not currently registered under an effective registration statement under the Act. The Executive agrees not to exercise the NQOs unless such exercise is covered by an effective registration on Form S-8 under the Act, unless the Executive provides an investment representation to the Company that he is acquiring the shares to be received upon such exercise for his own account and not with a view to distribution or the issuance of Common Stock by the Company upon such exercise is not otherwise prohibited under the Act. The Executive recognizes that the disposition of the shares of Common Stock underlying the ISOs, NQOs and Replacement Options by affiliates will not be covered by an effective registration statement under the Act. In the event that the Executive receives shares of Common Stock upon exercise of the ISOs, NQOs or Replacement Options and the disposition of each share is not covered by an effective registration statement under the Act, or is not otherwise exempt from such registration, the shares shall be restricted against transfer to the extent required by the Act and Rule 144 thereunder. The certificates evidencing any such shares may have a statement placed thereon to reflect their status as restricted securities. Notwithstanding the foregoing, nothing contained within this paragraph shall be deemed or construed to be a waiver or release of the Company’s obligations hereunder (including specifically those contained in Section 3(C)(iii) above, which shall remain in effect and absolute.

The ISOs, NQOs and Cash SARs shall become exercisable and vested as set forth below and shall expire on the tenth anniversary of the date of grant subject to earlier expiration as set forth in this Agreement.

The ISOs shall become exercisable and vested as follows subject to earlier termination as set forth in this Agreement:

Date of Grant	- 50,000 shares
First anniversary of Date of Grant	- 50,000 shares
Second Anniversary of Date of Grant	- 50,000 shares
Third Anniversary of Date of Grant	- 50,000 shares

The NQOs shall become exercisable and vested as follows subject to earlier termination as set forth in this Agreement:

Date of Grant	- 200,000 shares

The 600,000 Cash SARs shall become vested and exercisable as follows subject to earlier termination as set forth in this Agreement:

24 Consecutive Monthly Installments starting on the last day of the calendar month in which the Date of Grant occurs and, thereafter	- 15,625 shares Per Month
24 Consecutive Monthly Installments starting on the last day of the calendar month in which the second anniversary of the Date of Grant occurs	- 9,375 shares Per Month

The exercise price of the ISOs, NQOs and SARs shall be the closing price of the Common Stock on the New York Stock Exchange on the date of grant.

(D) Board Fees. The Executive will not be entitled to any cash fees or other payments or equity grants for service as a director.

(E) Expense Reimbursement. The Company will reimburse the Executive for business expenses reasonably incurred by him in the performance of his duties with the Company, in accordance with the Company’s expense reimbursement policy.

(F) Other Benefits. The Executive will be entitled to participate in the Company’s employee benefit plans and perquisites applicable to senior executives generally as in effect from time to time and on a basis no less favorable than those provided to other senior executives.

(G) Vacation. The Executive will be entitled to four weeks of vacation annually (or such greater amount provided in applicable Company policies or as may be provided to any other senior executive of the Company) to be taken at times determined by the Executive. Any vacation time not taken during any year may not be carried over to subsequent years, unless and except to the extent that a more favorable carry-over policy applies to any other executive of the Company; provided, however, that unused vacation for one year may be carried over to the next year if and to the extent that the unused vacation is attributable to business exigencies of the Company; provided further, that if the Executive is paid for such carried over vacation upon termination of employment by the Company without Cause or termination by the Executive for Good Reason, the amount of such payment shall reduce the severance payment under Section 4(B)(iv).

(H) Director’s and Officer’s Insurance and Indemnification.

(i) The Company agrees that (a) if the Executive is made a party, or is threatened to be made a party, to any legal proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant, or representative of the Company or any affiliates or subsidiaries thereof, or (b) if any legal claim is made, or threatened to be made, that arises out of or relates to the Executive’s service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted against any and all costs, expenses, liabilities, and losses (including, without limitation, reasonable attorney’s fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties but not excise taxes under Section 280G of the Internal Revenue Code, and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, employee, agent, manager, consultant or representative of the Company and shall inure to the benefit of the Executive’s heirs, executors, and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any such legal proceeding or legal claim within 15 days after receiving written notice requesting such an advance. Such notice shall include an undertaking by the Executive to repay the amount advanced if he is ultimately determined not entitled to indemnification against such costs and expenses as authorized under this Agreement or applicable law.

(ii) Neither the failure of the Company to have made a determination in connection with any request for indemnification or advancement under this Section that the Executive has satisfied any applicable standard of conduct nor a determination by the Company that the Executive has not met any applicable standard of conduct, shall create a presumption that the Executive has not met an applicable standard of conduct.

(iii) During the term of employment and for a period of six years thereafter, the Company shall keep in place a directors’ and officers’ liability insurance policy (or policies) providing comprehensive coverage to the Executive equal to at least that which is in effect currently or, if greater, the coverage that the Company provides for any other present or former senior executive or director of the Company.

(iv) The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Agreement shall not be deemed exclusive of (but instead shall be in addition to) any other rights to which Executive may be entitled, including without limitation under the Company’s certificate of incorporation or by-laws, pursuant to any applicable law, statute or regulation, or by other contractual arrangement, and whether as to actions taken (or omitted to be taken) in Executive’s official capacity or as to actions taken (or omitted to be taken) in another capacity while holding such office.

4. CONSEQUENCES OF TERMINATION. The payments under this Section 4 are the only termination payments to which the Executive is entitled upon termination of his employment prior to the end of the Term regardless of the date during the Term in which employment is terminated.

(A) Termination by Company for Cause or Termination by Executive without Good Reason. If the Executive’s employment under this Agreement is terminated prior to the end of the Term by the Company for Cause (as defined below) or by the Executive without Good Reason (as defined below), the Executive will be entitled to receive the following (promptly following such termination in the case of clause (i) and at the time specified in Section 3(B) in the case of clause (ii) below):

(i) Base Salary earned through the date that the Executive’s employment hereunder terminates (the “Termination Date”);

(ii) ICBP amounts referenced in Section 3(B) hereof (“ICBP Amounts”) earned for any prior completed calendar year and not yet paid; and

(iii) other vested amounts and benefits, if any, under and in accordance with the terms of any applicable plan, program, corporate governance document, policy, agreement or arrangement of the Company in which the Executive participated prior to the date of this Agreement (collectively, the “Accrued Compensation”) provided that the Executive may exercise ISOs, NQOs and SARs after the Termination Date as set forth below.

In addition, if the Executive is terminated by the Company for Cause or terminates his employment without Good Reason, any ISOs, NQOs and SARs that have not yet vested shall immediately terminate and be forfeited. In the event of termination of employment by the Company for Cause, the Executive’s ISOs, NQOs and SARs that had become vested prior to the Executive’s Termination Date shall remain exercisable until and, to the extent not exercised, shall expire on (x) the close of the second trading day following the date upon which applicable law permits Executive to exercise in full the ISOs, NQOs and SARs and sell the underlying shares to be acquired upon such exercise, but in no event prior to (y) the end of the 30th Open Window Trading Day (as defined below) following the Executive’s Termination Date. For the purposes of this Agreement, an “Open Window Trading Day” is any trading day during which Company insiders (including directors and executive officers) are not prohibited from selling and purchasing shares of Company Common Stock, whether pursuant to Company insider trading policies or applicable law. In the event of termination of employment by the Executive without Good Reason, the Executive’s ISOs, NQOs and SARs that had become vested prior to the Executive’s Termination Date shall remain exercisable until and, to the extent not exercised, shall expire at the end of the six-month period following the Termination Date or, if later, at the end of the 30th Open Window Trading Day following the Termination Date; provided, however that if, on the last trading day in such six-month period, Company insider trading policy or applicable law prohibits the Executive from exercising the equity awards and/or selling the shares acquired upon such exercise, then the expiration date of those awards will be extended until the close of the next trading day (i) on which the awards may be exercised and shares may be sold without violating such Company policy or applicable law and (ii) as to which the required notice of an Open Window Trading Day (referenced below) was given to Executive prior to the opening of trading on such day. Notwithstanding the foregoing, in no event shall the ISOs, NQOs and SARs be exercisable after the expiration of their 10-year stated terms. On and after the Termination Date and until the early expiration date of the ISOs, NQOs and SARs pursuant to this paragraph, the Company shall provide adequate notice to the Executive (which may be by e-mail and/or other electronic means) so that the Executive will know which days will and which days will not be Open Window Trading Days and upon which the awards may be exercised and the underlying shares may be sold by Executive.

In the event that the termination of employment of the Executive occurs as a result of the expiration of this Agreement at the end of its Term, the Executive shall be entitled to (x) the payments set forth in (i), (ii) and (iii) above (promptly following such termination in the case of clause (i) and at the time specified in Section 3(B) in the case of clause (ii), as well as to (y) an amount equal to the ICBP Amount which would have been earned by the Executive for the calendar year of termination if the Executive’s employment had continued through the end of the year based upon achievement of performance goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the beginning of the year to the end of the Term, and the denominator is the number of days in such calendar year. In addition, all of the ISOs, NQOs and SARs will be exercisable by the Executive for the remainder of their respective terms.

“Cause” shall mean: (A) willful failure by the Executive to perform his material duties hereunder as an employee of the Company; (B) the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony; (C) the Executive’s theft or misuse of material Company property; or (D) willful misconduct or an act of moral turpitude which is materially injurious to the Company, monetarily or otherwise; provided that Cause does not include a finding of liability in pending or future shareholder, derivative or punitive class actions or other civil actions. For purposes of this Agreement, no act or failure to act by the Executive shall be deemed “willful” unless it is knowingly and intentionally done, or omitted to be done, by the Executive in bad faith and without a belief that the Executive’s action or omission was in the best interest of the Company. No termination of the Executive’s employment will be treated as for “Cause” unless, prior to such termination: (i) the Executive has been provided written notice from the Board setting forth in reasonable detail the basis on which the Company is considering terminating his employment for “Cause” (a “Cause Notice”); (ii) upon the Executive’s request within 10 days of his receipt of the Cause Notice, the Executive has been afforded a review by the Board within 14 days following his request for such review; and (iii) within 14 days after such review, the Board confirms, by affirmative vote of a majority of the members (other than the Executive) and by written notice to the Executive, that “Cause” exists. Notwithstanding the foregoing, the Executive may cure the basis on which the Company is considering terminating his employment (and thereby avoid a termination for Cause) at any time following the date on which a Cause Notice is received and prior to the expiration of the 14-day review period described in (iii) above, except that the cure period does not apply to the extent that the act or omission is not curable.

(B) Termination by the Company without Cause or Termination by Executive for Good Reason. If the Executive’s employment under this Agreement is terminated prior to the end of the Term by the Company without Cause or by the Executive for Good Reason, the Executive will be entitled to receive the following:

(i) Base Salary earned through the Termination Date;

(ii) ICBP Amounts earned for any prior completed calendar year and not yet paid;

(iii) the Accrued Compensation;

(iv) Base Salary at the rate in effect at the Termination Date (determined without regard to any reduction that may then be in effect pursuant to Section 3(A) above) for a period of nine months after the Termination Date;

(v) an amount equal to the ICBP Amount which would have been earned by the Executive for the year of termination if the Executive’s employment had continued through the end of the year based upon achievement of performance goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the beginning of the year to the Termination Date, and the denominator of which is the number of days in the year; and

(vi) the Company will pay to the Executive the amount of COBRA premiums for his and his family’s coverage to the extent that the Executive had elected such coverage under the Company’s medical and dental plans during the nine months following the Termination Date and shall continue to cover the Executive under the Company’s life insurance program for nine months.

Any amounts payable pursuant to clause (i) of this paragraph (B) shall be paid promptly after the Termination Date; any amounts payable pursuant to clause (ii) or (v) of this paragraph (B) shall be paid within the time specified in Section 3(B); and any amounts payable pursuant to clause (iii) of this paragraph (B) shall be paid pursuant to the terms of the applicable plans or arrangements. Any amounts payable pursuant to clause (iv) of this paragraph (B) shall be paid in consecutive equal monthly payments commencing on the first day of the month following the Termination Date; provided that, if and to the extent necessary to prevent the Executive from being subject to adverse tax consequences under Section 409A of the Internal Revenue Code (“Section 409A”), the first six months of the continued Base Salary payments shall not be paid until, and shall be paid in a single sum payment on, the first day after the six month anniversary of the Termination Date, with the remaining monthly payments to begin on the first day of the seventh month following the Termination Date. At the end of the period during which the Company is paying the Executive’s premiums for medical and dental coverage, the Executive and any eligible family members may elect COBRA continuation coverage at his own expense for the remainder, if any, of the required COBRA period. All amounts payable under this Agreement shall be without interest if paid when due.

In order to receive any payments or benefits under clauses (ii), (iv), (v) or (vi) of this paragraph (B) and accelerated vesting of ISOs, NQOs and SARs set forth in the following paragraph, the Executive must execute and deliver to the Company a release provided by the Company in substantially the form of Exhibit A hereto which shall have become irrevocable within 52 days following the Termination Date.

If the Executive’s employment under this Agreement is terminated prior to the end of the Term by the Company without Cause or by the Executive for Good Reason, any unvested ISOs, NQOs and SARs (as well as any unvested additional equity awards that may be granted to the Executive) shall become immediately vested on the Termination Date and shall be exercisable for the remainder of their terms. Notwithstanding the foregoing, if the Company terminates the employment of the Executive without Cause prior to the first anniversary of the Commencement Date, the Executive will forfeit the last 250,000 Cash SARs that would have become vested if the Executive’s employment had not terminated; provided, however, that no such forfeiture shall occur if a Change of Control occurs prior to the Executive’s Termination Date or if the Executive is terminated following the commencement of discussions leading to a Change of Control or within six months prior to the consummation of a Change of Control; it being understood that in the event of any such forfeiture, 350,000 Cash SARs, as well as the 200,000 ISOs and the 200,000 NQOs, shall be fully vested and shall be exercisable for the remainder of their terms in accordance with the first sentence of this paragraph.

As of the Termination Date, except as set forth in this Agreement, the Executive shall not be entitled to any further payments or benefits from the Company.

“Good Reason” shall mean the occurrence of any of the following events without the Executive’s express written consent: (A) a diminution of the Executive’s Base Salary except as permitted by Section 3(A) or a diminution of the Executive’s annual bonus opportunity described in Section 3(B) to less than 100% of Base Salary with a target bonus of less than 50% of Base Salary; (B) a diminution in the Executive’s position, title, authority, duties, or responsibilities; (C) a relocation of the Company’s headquarters office at which the Executive is employed outside of a 35 mile radius of the current office, but Good Reason shall not mean a relocation to the current offices of La Jobi, Inc.; (D) a material breach of this Agreement by the Company; or (E) in connection with a Change of Control, the failure or refusal by the successor or acquiring company (or parent thereof) to expressly assume the obligations of the Company under this Agreement. The Executive must provide written notice to the Company of the existence of the condition constituting the Good Reason within 30 days of the Executive’s having actual knowledge of the existence of the condition and, if the condition is curable, the Company will then have 30 days from receipt of such notice during which the Company may remedy the condition and not be required to pay the amounts set forth in this Section 4(B). If full cure is made by the Company within such 30 day cure period, Good Reason shall be deemed not to have occurred and the Executive’s employment will be deemed to have continued under and subject to the provisions of this Agreement; provided, however, that the same condition may be cured by the Company only once during the Term. Failure of the Company promptly to make payment to the Executive in cash upon exercise of all or any part of the Cash SARs at a time when such payment would cause an Event of Default under the Company’s Credit Agreement with Salus Capital Partners, LLC, as such Credit Agreement is currently in effect, shall constitute a breach of this Agreement by the Company but shall not, in and of itself, constitute “Good Reason”, provided that any such payment is made on or promptly (but not more than five days) after the date that payment would not cause such an Event of Default. In addition, if the Cash SARs are not converted into Replacement Options, the failure of the Company promptly to make payment to the Executive in cash upon exercise of all or any part of the vested Cash SARs at time when such payment would cause an Event of Default under the Salus Credit Agreement, as such Credit Agreement is currently in effect, will not be deemed to be a breach of this Agreement (i) during the period prior to the Company’s 2013 annual shareholders’ meeting or (ii) thereafter for a period of 90 days while the Parties seek a resolution, provided that in any event, any such payment is made promptly (but not more than five days) after the date that payment would not cause such an Event of Default, and provided further that, if a Change of Control occurs, (x) any amount owed to the Executive in respect of the exercise of such Cash SARs shall be paid to the Executive on or before the date of such Change of Control and (y) the successor entity in the Change of Control shall not be entitled to rely on the above described carve out for an Event of Default under the Salus Credit Agreement as a reason for the non-payment of cash to the Executive upon his exercise of all or a portion of the Cash SARs (which non-payment would then constitute immediate grounds for Executive to terminate this Agreement for Good Reason).

(C) Termination on Disability or Death. In the event that the employment of the Executive terminates prior to the end of the Term by reason of Disability (as defined below), the Executive shall be entitled to the payments set forth in clauses (i), (ii), (iii), (v) and (vi) of Section 4(B) including payments under the Company’s long term disability insurance plan to the extent provided for therein. The Company may terminate the Executive’s employment by reason of “Disability” if (and only if) the Executive is absent from work for at least 135 consecutive days or for 135 days (whether or not consecutive) in any calendar year by reason of a physical or mental illness or injury. In the event that the employment of the Executive terminates before the end of the Term by reason of death, the amounts set forth in clauses (i), (ii), (iii) and (v) of Section 4(B) shall be paid to his estate and the death benefit under the Company’s life insurance program shall be paid to his designated beneficiary, or estate in the absence of designated beneficiary and the Executive’s family shall be entitled to reimbursement for the continued COBRA continuation coverage benefits set forth in Section 4(B)(vi).

In addition, if the Executive’s employment under this Agreement is terminated prior to the end of the Term by reason of Disability or death, any unvested ISOs and SARs (as well as any unvested additional equity awards that may be granted to the Executive) shall become vested on the Termination Date to the same extent as if the Executive had completed an additional two years of service with the Company after the Termination Date and all vested ISOs, NQOs and SARs (or Replacement Options, if applicable) shall be exercisable for one year following the Termination Date, or the expiration of their respective terms, if earlier.

(D) Change of Control. If the Executive’s employment under this Agreement is terminated prior to the end of the Term by the Company without Cause or by the Executive for Good Reason at any time on or after, or within six months before, the occurrence of a Change of Control, the Executive will be entitled to the payments and benefits set forth in Section 4(B) subject to the terms thereof (including, without limitation, acceleration of vesting and continuing exercisability of outstanding ISOs, NQOs, SARs and other equity awards). Notwithstanding the foregoing, if a Change of Control occurs and outstanding ISOs, NQOs, SARs and/or other Company equity awards (the “Transaction Date Equity Awards”) are not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof), then, immediately prior to the Change of Control, each such Transaction Date Equity Award, whether or not previously vested, shall be converted into the right to receive cash or, at the election of the Executive, consideration in a form that is pari passu with the form of the consideration payable to the Company’s stockholders in exchange for their shares, in an amount or having a value equal to the product of (i) the per share fair market value of the Company’s Common Stock (based upon the consideration payable to the Company’s stockholders), less, if applicable, the per share exercise price under such Transaction Date Equity Award, multiplied by (ii) the number of shares of Common Stock covered by such Transaction Date Equity Award (such product being referred to as the “Award Cash-Out Amount”). A Transaction Date Equity Award that is not assumed or converted (as described above) may be canceled at the time of the Change of Control for no consideration if the per share exercise price of such Transaction Date Equity Award is greater than such per share fair market value of the Company’s Common Stock (determined with regard to all per share consideration, including the value of any contingent and/or deferred consideration payable in the Change of Control transaction). The Award Cash-Out Amount with respect to each Transaction Date Equity Award will be paid or settled at the time of or promptly (but not more than 10 days) following the occurrence of the Change of Control; provided, however, that, for the avoidance of doubt, if the Company’s stockholders receive deferred and/or contingent consideration, then the Executive will be entitled to receive such deferred and/or contingent consideration as and when payable to the Company’s stockholders as if the shares of Common Stock covered by his Transaction Date Equity Awards had been outstanding at the time of the Change of Control.

“Change of Control” means any of the following:

(a) any one person or more than one person acting as a group directly or indirectly acquires ownership of shares of the Company that, together with the shares of the Company held by such person or group, constitutes more than 40% of the total fair market value or total voting power of the shares of the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than 40% of the total fair market value or total voting power of the shares of the Company on the date hereof, the acquisition of additional shares by the same person or persons shall not constitute a Change of Control under this clause (a). An increase in the percentage of shares of the Company owned by any one person or persons acting as a group as a result of a transaction in which the Company acquires its own shares in exchange for property will be treated as an acquisition of shares of the Company by such person or persons for purposes of this clause (a);

(b) any one person or more than one person acting as a group directly or indirectly acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of shares of the Company having 30% or more of the total voting power of the shares of the Company; provided, however, that if any one person or more than one person acting as a group so acquires 30% or more of the total voting power of the shares of the Company, the acquisition of additional control of the Company by the same person or persons shall not constitute a Change of Control under clause (a) or (b) of this definition;

(c) one-half or more of the members of the Company’s Board are replaced during any 18-month period by directors whose appointment or election is not endorsed by at least 66 2/3% of the Company’s Board prior to the date of such appointment or election, but excluding, for purposes of such endorsement, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(d) any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that a transfer of assets by the Company shall not be treated as a Change of Control if the assets are transferred to (i) a shareholder of the Company immediately before the asset transfer in exchange for or with respect to shares of the Company, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person or more than one person acting as a group that owns, directly or indirectly, shares of the Company having 50% or more of the total value or total voting power of all outstanding shares of the Company or (iv) an entity, at least 50% of the total value or voting power of which is owned by a person or persons described in clause (iii) above; and provided, further, that for purposes of clauses (i), (ii), (iii) and (iv) above, a person’s status is determined immediately after the transfer of the assets. For purposes of this clause (d), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For the avoidance of doubt, a Change of Control will be deemed to have occurred upon the consummation of a merger or consolidation of, or similar type of corporate transaction involving, the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(E) Parachute Payment Excise Tax. Notwithstanding anything herein to the contrary, if the Executive determines that any amounts due to him under this Agreement and any other plan or program of the Company constitute a “parachute payment,” as such term is defined in Section 280G(b)(2) of the Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount that the Executive would receive if he were paid three times his “base amount,” as defined in Section 280G(b)(3) of the Code, less $1.00, reduced by all federal, state and local taxes applicable thereto, then at the Executive’s request the Company shall reduce the aggregate of the amounts constituting the parachute payment to an amount that will equal three times the Executive’s base amount less $1.00. The Executive shall have the right to specify the portion of such reduction, if any, that will be made under this Agreement and each plan or program of the Company.

(F) No Mitigation. In the event of any termination of the employment of the Executive hereunder prior to the end of the Term, the Executive shall be under no obligation to seek other employment or otherwise mitigate damages, and there shall be no offset against any amounts due him on account of any remuneration attributable to any subsequent employment that he may obtain.

5. CONFIDENTIALITY. The Executive shall, during and after his employment by the Company and except in connection with performing services on behalf of (or for the benefit of) the Company or any of its affiliates, keep secret and retain in the strictest confidence all confidential, proprietary and non-public matters, tangible or intangible, of or related to the Company, its shareholders, subsidiaries, affiliates, successors, assigns, officers, directors, attorneys, fiduciaries, representatives, employees, licensees and agents including, without limitation, trade secrets, business strategies and operations, customer lists, manufacturers, material suppliers, financial information, personnel information, legal advice and counsel obtained from counsel, information regarding litigation, actual, pending or threatened, research and development, identities and habits of employees and agents and business relationships, and shall not disclose them to any person, entity or any federal, state or local agency or authority, except as may be required by law. Notwithstanding the foregoing, nothing in this Agreement or elsewhere shall prohibit the Executive from making any statement or disclosure (i) to the extent required by law; (ii) to the extent required by subpoena or other legal process (upon receipt of which the Executive shall promptly give the Company written notice thereof in order to afford the Company an opportunity to contest such disclosure); (iii) with the Company’s prior written consent; or (iv) in confidence to an attorney for the purpose of obtaining legal advice.

Upon termination of his employment with the Company, the Executive shall return to the Company all confidential, proprietary and non-public materials, and any other property of the Company, in his physical possession. The personal property of the Executive, including documents relating to his benefits, compensation, tax liabilities, personal obligations (e.g., restrictive covenants), and the like, shall not be subject to return pursuant to the preceding sentence.

For purposes of this Section 5, any such matters or materials shall cease to continue to be confidential, proprietary and non-public (and thus no longer be governed by the restrictions of this Section 5), if, when and to the extent that such matters or material become public other than by reason of the Executive’s failure to comply with the restrictions of this Section 5.

6. NON-COMPETE; NONSOLICITATION. The Executive agrees that during his employment by the Company and for nine months thereafter, he shall not, directly or indirectly, engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, fiduciary, consultant or otherwise), with or without compensation, any line of business in which the Company or its affiliates is actively engaged (or, in the case of cessation of employment, in which the Company or any of its consolidated subsidiaries is then engaged at the time of such cessation); provided, however, that the Executive may own stock or other equity securities representing up to 5% of the value and/or voting power of any publicly traded company, and provided that nothing herein shall restrict the Executive from providing services to any entity that is in competition with the Company if the competitive business unit of such entity is not the primary business of such entity, and if the Executive is not directly involved in activities that are in competition with the Company. The Executive further agrees that for nine months following the Termination Date, the Executive will not:

(i) directly or indirectly, contact, solicit, or accept if offered to him, or direct any person, firm, corporation, association or other entity to contact, solicit or accept if offered, any of the Company’s customers, prospective customers, or suppliers for the purpose of providing any products and/or services that are the same as or similar to the specific products and services provided by the Company to its customers during the Term; or

(ii) solicit or accept if offered to the Executive, with or without solicitation, on his behalf or on behalf of any other person, the services of any person who is then a current employee of the Company (or was an employee during the six-month period preceding the Executive’s Termination Date), to terminate employment or an engagement with the Company, nor hire or agree to hire any such current or former employee into employment with the Executive or any company, individual or other entity; provided, however, that this subpart (ii) will not apply to applications for employment from any current or former employee of the Company in response to a general solicitation that is not directed at any such current or former employee; and provided further that this subpart (ii) shall not be deemed to preclude any future employer of the Executive from hiring any such current or former employee of the Company without the input or participation by the Executive.

The provisions of this Section 6 shall not apply if the termination of employment of the Executive occurs as a result of the expiration of this Agreement at the end of its Term.

7. NONDISPARAGEMENT. The Executive shall, after his employment with the Company has terminated, refrain from any action that could reasonably be expected to harm the reputation or goodwill of the Company, its subsidiaries, affiliates and any shareholder holding more than 5% of the Company’s voting securities, including, without limitation, making derogatory comments about the character or ability of the Company or its directors, officers, employees, shareholders, agents or representatives. Likewise, the Company shall use commercially reasonable efforts to cause its officers, directors and agents to refrain from making any statements or taking any action that could reasonably be expected to harm the personal or business reputation of the Executive or of any member of his family, including, without limitation, making or permitting others to make derogatory comments about the character or ability of the Executive. The Parties will cooperate with each other on the preparation of a press release announcing the execution of this Agreement that is reasonably satisfactory to each of them.

8. REMEDY FOR BREACH AND MODIFICATION. The Executive acknowledges that the provisions of Sections 5 and 6 of this Agreement are reasonable and necessary for the protection of the Company and that the Company may be irreparably damaged if these provisions are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief or remedies available to the Company, the Company shall be entitled to obtain appropriate temporary, preliminary and permanent injunctive or other equitable relief for the purposes of restraining the Executive from any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith. The Parties acknowledge that the provisions of Section 7 of this Agreement are reasonable and necessary for the protection of their interests and that either Party may be irreparably damaged if these provisions are not specifically enforced. Accordingly, each of the Parties agrees that, in addition to any other relief or remedies that may be available, each of them shall be entitled to obtain appropriate temporary, preliminary and permanent injunctive or other equitable relief for the purposes of restraining the other from any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith.

9. SEVERABILITY. If any provision of this Agreement is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable.

10. COUNTERPARTS; FACSIMILES. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

11. GOVERNING LAW; JURISDICTION.

(A) This Agreement shall be governed by, and construed and interpreted in accordance with its express terms, and otherwise in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

(B) Except as otherwise specifically provided in Section 8 (relating to the ability of a Party to seek injunctive or other equitable relief from a court), any claim or controversy arising out of or relating to this Agreement or the breach hereof shall be resolved exclusively by arbitration. A Party must file a demand for arbitration within the same statute of limitations period applicable to the legal claim asserted. The demand for arbitration and/or statement of claim must specify (a) the factual basis on which the claim is made; (b) the statutory provision or legal theory under which the claim is made; and (c) the nature and extent of any relief or remedy sought. The arbitration will be administered in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA”), in the New York, New York metropolitan area before an experienced employment law arbitrator licensed to practice law in that jurisdiction who has been selected in accordance with such Rules. The fees of the AAA and the arbitrator and the administrative expenses of any such arbitration proceeding will be shared equally by the Company and the Executive. Each party may be represented by counsel of its or his own choosing and at its or his own expense. The arbitrator’s award will be enforceable, and a judgment may be entered thereon, in a federal or state court of competent jurisdiction in the state where the arbitration was held. The decision of the arbitrator will be final and binding.

12. NOTICES. Any notice or other communication made or given in connection with this Agreement may be given by counsel, shall be in writing, and, if to a Party, shall be deemed to have been duly given when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by electronic mail or facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to a Party at his or its address or facsimile number set forth below or at such other address or facsimile number as a Party may specify by notice to the other Party:

To the Executive, at his principal residence as reflected in the records of the Company, with a copy to him at his principal business office during his employment with the Company or at

raphael.benaroya@gmail.com

Fax No.: (201) 568-4839

With a simultaneous copy to:

Sheldon G. Nussbaum, Esq.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, NY 10103

snussbaum@fulbright.com

Fax No. (212) 318-3400

To the Company:

One Meadowlands Plaza

8th Floor

East Rutherford, NJ 07073

Attention: Marc S. Goldfarb, Esq. General Counsel

MGoldfarb@KidBrands.com

Fax No.: (201) 405-7377

With a simultaneous copy to:

Edward P. Smith, Esq.

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, NY 10112

esmith@chadbourne.com

Fax No.: (212) 541-5369

13. ENTIRE AGREEMENT; AMENDMENT This Agreement, including its Attachments, represents the entire agreement between the Parties and supersedes all prior agreements between the Parties with respect to its subject matter and cannot be changed or terminated orally. In the event of a conflict between the provisions of this Agreement, on the one hand, and the provisions of an ISO, NQO or SAR grant agreement and/or the Company’s Equity Incentive Plan (with respect to awards made thereunder), on the other hand, the provisions of this Agreement shall control except to the extent that the provisions of the ISO, NQO or SAR grant agreements and/or the Company’s Equity Incentive Plan are more favorable to the Executive. Upon the Commencement Date, the Agreements between RB, Inc. and the Company dated September 11, 2011 and February 12, 2012 shall terminate.

14. WAIVER. The failure of any Party or person to insist upon strict adherence to any term of this Agreement (including all attachments) on any occasion shall not be considered a waiver or deprive that Party or person of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement (including all attachments). Any waiver must be in writing and must specifically identify the provision(s) of this Agreement (including all attachments) being affected.

15. END OF TERM. The provisions of Sections 3, 4, 5, 6, 7, 8, 11, 12, 13 and 14 shall continue after the end of the Term.

16. ASSIGNMENT. Except as otherwise provided in this Section 16, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Executive, and shall be assignable by the Company only to any corporation or other entity that succeeds to all, or substantially all, of the Company’s business or assets, and that expressly assumes (or assumes by operation of law in any merger or consolidation) the Company’s obligations hereunder; provided, however, that no such assignment shall invalidate or negate the rights of the Executive pursuant to the provisions hereof, including, without limitation, any such rights relating to a Change of Control. In any such event, the term “Company,” as used herein shall mean the Company, as defined above, and any such successor or assignee. In the event of the Executive’s death or a judicial determination of his incapacity, references in this Agreement (including its attachments) to the “Executive” shall be deemed to include, as appropriate, his estate, heirs and/or legal representatives.

17. CODES. The Board has adopted a Code of Business Conduct and Ethics and a Code of Ethics for Principal Executive Officer and Senior Financial Officers which are currently posted on the Company’s website. The Executive is expected to require compliance with those codes by the employees covered thereby and to comply himself.

18. DEDUCTIONS. The Company may deduct from the compensation described herein any applicable Federal, state and/or city withholding taxes, any applicable social security contributions, and any other amounts which may be required to be deducted or withheld by the Company pursuant to any Federal, state or city laws, rules or regulations or any election he shall have made.

19. SECTION 409A. Anything in this Agreement to the contrary notwithstanding:

(A) It is intended that any amounts payable under this Agreement will either be exempt from or comply with Section 409A and all regulations, guidance and other interpretive authority issued thereunder so as not to subject the Executive to payment of any additional tax penalty or interest imposed under Section 409A, and this Agreement will be interpreted on a basis consistent with such intent. References to Termination Date or termination of employment herein mean a termination of employment that constitutes a Separation from Service within the meaning of Section 409A.

(B) To the extent that the reimbursement of any expenses or the provision of any in-kind benefits under this Agreement is subject to Section 409A, (i) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided during any one calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year (provided that this clause (i) will not be violated with regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect); (ii) reimbursement of any such expense shall be made by no later than December 31 of the year following the calendar year in which such expense is incurred; and (iii) the Executive’s right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(C) Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(D) To the extent any amount payable to the Executive is subject to his entering into a release of claims with the Company and any such amount is a deferral of compensation under Section 409A and which amount could be payable to the Executive in either of two taxable years, and the timing of such payment is not subject to terms and conditions under another plan, program or agreement of the Company that otherwise satisfies Section 409A, such payments shall be made or commence, as applicable, on the fifth business day following the date the release condition described in Section 4(B) is satisfied, provided however, that, if the 52 day release effective period spans more than one calendar year, the payment shall be made on the first business day of the second calendar year or, if later, the fifth business day following the date the release condition is satisfied.

20. EXPENSES OF PREPARATION OF AGREEMENT. Each of the Company and the Executive shall bear its own expenses for the preparation and negotiation of this Agreement, provided that the Company shall reimburse the Executive for his legal fees with respect to this Agreement to a maximum of $40,000.

21. PURCHASE OF COMPANY STOCK. During the period beginning on the Commencement Date and ending on the 30th Open Window Trading Day following the Commencement Date, the Executive may purchase from the Company up to 200,000 shares of the Common Stock (but in no event more than 1% of the outstanding number of shares at the time of purchase) at fair market value at the time of purchase.

22. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement as of the date first set forth above.

KID BRANDS, INC.

By:	/s/ Frederick Horowitz
	Name:	Frederick Horowitz
	Title:	Chair,
Compensation Committee

THE EXECUTIVE

/s/ Raphael Benaroya
Raphael Benaroya

Exhibit A

GENERAL RELEASE

1. GENERAL RELEASE OF ALL CLAIMS

The undersigned individual (the “Executive”) hereby irrevocably releases and forever discharges any and all known and unknown liabilities, debts, obligations, causes of action, demands, covenants, contracts, liens, controversies and any other claim of whatsoever kind or nature that the Executive ever had, now has or may have in the future against Kid Brands, Inc. (the “Company”), its shareholders, subsidiaries, affiliates, successors, assigns, officers, directors, attorneys, fiduciaries, representatives, employees, licensees, agents and assigns (the “Releasees”), to the extent arising out of or related to the performance of any services to or on behalf of the Company or the termination of those services and other than claims for payments, benefits or entitlements preserved by Section 4, and claims for indemnification, advancement of expenses and directors’ and officers’ liability insurance coverage under Section 3(H), of the Employment Agreement dated as of March 14, 2013, between the Company and the Executive (the “Employment Agreement”), including without limitation: (i) any such claims arising out of or related to any federal, state and/or local labor or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964, the Equal Pay Act, the Older Workers Benefit Protection Act, the Rehabilitation Act, the Jury Systems Improvement Act, the Uniformed Services Employment and Reemployment Rights Act, the Vietnam Era Veterans Readjustment Assistance Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the New York Human Rights Law, the New Jersey Law Against Discrimination, the New Jersey wage and hour laws, and the New Jersey Conscientious Employee Protection Act, the California Fair Employment and Housing Act, the California Labor Code; (ii) any and all other such claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules, regulations or executive orders; or (iii) any and all such claims arising from any common law right of any kind whatsoever, including, without limitation, any claims for any kind of tortious conduct, promissory or equitable estoppel, defamation, breach of the Company’s policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay, in whole or part, any compensation of any kind whatsoever (collectively, “Executive’s Claims”).

Execution of this Release by the Executive operates as a complete bar and defense against any and all of the Executive’s Claims against the Company and/or the other Releasees. If the Executive should hereafter assert any Executive’s Claims in any action or proceeding against the Company or any of the Releasees, as applicable, in any forum, this Release may be raised as and shall constitute a complete bar to any such action or proceeding and the Company and/or the Releasees shall be entitled to recover from the Executive all costs incurred, including attorneys’ fees, in defending against any such Executive’s Claims.

Executive further waives and relinquishes any rights and benefits which he has or may have under California Civil Code § 1542 to the fullest extent that he may lawfully waive all such rights and benefits pertaining to the subject matter of this Release. Civil Code § 1542 provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Executive acknowledges that he is aware that he may later discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this Release, but it is his intention to fully and finally forever settle and release any and all claims, matters, disputes, and differences, known or unknown, suspected and unsuspected, which now exist, may later exist or may previously have existed between the parties to the extent set forth in the first paragraph hereof, and that in furtherance of this intention this Release shall be and remain in effect as a full and complete general release to the extent set forth in the first paragraph herein, notwithstanding discovery or existence of any such additional or different facts.

2. OPPORTUNITY FOR REVIEW

The Executive acknowledges that he has had a reasonable opportunity to review and consider the terms of this Release for a period of at least 45 days, that he understands and has had the opportunity to receive counsel regarding his/ her respective rights, obligations and liabilities under this Release and that to the extent that the Executive has taken less than 45 days to consider this Release, the Executive acknowledges that he has had sufficient time to consider this Release and to consult with counsel and that he does not desire additional time to consider this Release. As long as the Executive signs and delivers this Release within such 45 day time period, he will have seven days after such delivery to revoke his decision by delivering written notice of such revocation to the Company. If the Executive does not revoke his decision during that seven-day period, then this Release shall become effective on the eighth day after being delivered by the Executive.

3. BINDING EFFECT

This Release is binding on the Executive’s heirs and personal representative.

4. GOVERNING LAW; MISCELLANEOUS

The provisions of Sections 9, 10, 11, 12 and 14 of the Employment Agreement shall be deemed incorporated into this Release as if fully set forth herein. Any claim or dispute arising under or relating to this Release, or the breach, termination or validity of this Release, shall be subject to Section 11 of the Employment Agreement.

KID BRANDS, INC.

By:
Name:
Title:

Raphael Benaroya

ATTACHMENT 1

[ISO]

KID BRANDS, INC.

INCENTIVE STOCK OPTION AGREEMENT

Date of Grant: March     , 2013

INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) dated as of the date set forth above between Kid Brands, Inc., a New Jersey corporation (the “Company”), and Raphael Benaroya (the “Grantee”).

1. Confirmation of Grant; Exercise Price. The Company hereby confirms the grant to the Grantee, effective as of the date set forth above, of an Incentive Stock Option (the “Option”) with respect to 200,000 shares of the Common Stock, stated value $0.10 per share, of the Company (“Common Stock”) at an exercise price of $            per share (“Exercise Price”). The Option granted hereunder is issued under and subject to the terms of the Company’s Equity Incentive Plan (the “Plan”), which is incorporated into this Agreement by reference, and the terms and provisions of this Agreement, all in accordance with the Employment Agreement entered into between the Company and the Grantee dated March 14, 2013 (the “Employment Agreement”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Plan and the Employment Agreement. If there is any conflict between the provisions of this Agreement, the Plan and the Employment Agreement, the provisions of the Employment Agreement shall control. The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option.

2. Vesting. Except as provided in Section 3 below, the Option shall vest and become exercisable as follows subject to the continued employment of the Grantee on the respective vesting date:

Date of Grant	— 50,000 shares
First anniversary of Date of Grant	— 50,000 shares
Second anniversary of Date of Grant	— 50,000 shares
Third anniversary of Date of Grant	— 50,000 shares

To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

3. Accelerated Vesting Provisions; Termination of Option.

(a)	Normal Expiration Date. Unless an earlier expiration date is specified in this Section 3, the Option shall terminate on the tenth anniversary of the Date of Grant and not be exercisable thereafter.

(b)	Termination without Cause or for Good Reason. If the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason (in either case, within the meaning of and as described in the Employment Agreement), then (i) to the extent not previously vested, the Option shall become immediately vested on the date of termination of employment, and (ii) the Option shall be exercisable for the remainder of its ten-year term.

(A)	Termination for Cause or without Good Reason. In the event that, before the Option is fully vested, the Company terminates the employment of the Grantee for Cause or the Grantee terminates his employment without Good Reason, the portion of the Option that has not yet vested shall immediately terminate and be forfeited and, to the extent not previously exercised, the vested portion of the Option will continue to be exercisable until the earlier expiration date determined under and in accordance with the applicable terms and conditions of Section 4(A) of the Employment Agreement (as they pertain to a termination for Cause or without Good Reason).

(B)	Death or Disability. If the Grantee’s employment is terminated by reason of death or Disability (within the meaning of the Employment Agreement), any previously unvested portion of the Option shall become vested on the date of termination of employment to the same extent as if the Grantee had competed an additional two years of service with the Company after the Termination Date and, to the extent vested, shall be exercisable for one year after the Termination Date or the expiration of the ten-year term of the Option, whichever is shorter.

4. Transferability. The Option shall not be transferable other than to a designated beneficiary in the event of the Grantee’s death as set forth below or by will or by the laws of descent or distribution and shall be exercisable during the Grantee’s lifetime, subject to Section 3, only by the Grantee. The Grantee acknowledges and agrees that a violation of this Section 4 will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Grantee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of this Section 4 and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity. If the Grantee dies before the expiration of the Option, the Grantee’s designated beneficiary shall succeed to the Grantee’s rights with respect to the Option, subject to the provisions hereof. For this purpose, the Grantee may designate a beneficiary in writing to the Company and may change a previous designation in the same manner. If no beneficiary is designated or if no designated beneficiary shall the Grantee, then the Grantee’s estate will be deemed to be his designated beneficiary.

5. Restrictions on Exercise. The Option may be exercised only with respect to full shares of Common Stock. The shares covered by the Option have been registered under the Securities Act of 1933, as amended, on Form S-8 covering the Plan. The Company shall keep such registration statement effective until all the Grantee’s shares of Common Stock covered thereby may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended.

6. Exercise and Tax Withholding.

(a)	Exercise. The Option may be exercised by giving written notice to the Secretary of the Company which shall specify the number of shares of Common Stock to be purchased. The exercise price of the Option shall be paid in cash or, in the sole discretion of the Committee: (a) by the delivery of shares of Common Stock of the Company then owned by the Grantee; (b) to the extent the Option does not qualify as an Incentive Stock Option, by directing that the Company withhold shares otherwise deliverable upon exercise to satisfy the exercise price; or (c) by delivery of a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one of more brokerage firms. The Committee may prescribe any other methods of paying the exercise price that it determines is consistent with applicable law and the purpose of the Plan. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary: (i) to evidence such exercise; and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, applicable state securities laws or any other applicable law.

(b)	Withholding. If tax withholding is required on the exercise of the Option, the Grantee is required to remit to the Company an amount sufficient to satisfy any statutory U.S. federal, state and local tax withholding requirements with respect thereto (“Withholding Taxes”). Such remittance may be required prior to the issuance of any shares of Common Stock in respect of the exercise of the Option to the Grantee. Notwithstanding the foregoing, the Committee may, in its sole discretion, in lieu of all or any portion of a cash payment in respect of Withholding Taxes, permit the Grantee to elect to have the Company withhold cash or shares of Common Stock deliverable upon exercise of the Option having an aggregate Fair Market Value, determined on the date the obligation to withhold or pay such taxes arises, equal to the amount (or portion thereof) required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy the Grantee’s Withholding Tax obligation shall be disregarded and the remaining number of shares shall be delivered to the Grantee.

7. Adjustments.

(a)	The provisions of Sections 14.1 and 14.2 of the Plan are incorporated herein by reference to the extent applicable; provided that in no event will the Grantee be treated less favorably than any other Plan participants with respect to any adjustment or non-adjustment of the Option.

(b)	Notwithstanding the foregoing, if a Change of Control (as defined in the Employment Agreement) occurs and the outstanding Option is not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof) , then, immediately prior to the Change of Control, the Option, whether or not previously vested, shall be converted into the right to receive cash or, at the election of the Grantee, consideration in a form that is pari passu with the form of consideration payable to the Company’s stockholders in exchange for their shares, in the amount, form, manner, time(s) of payment and otherwise upon the terms and conditions set forth in Section 4(D) of the Employment Agreement. If the Option is not assumed or converted (as described above), it may be canceled at the time of the Change of Control for no consideration if the per share exercise price of the Option is greater than such per share fair market value of the Company’s Common Stock (determined with regard to all per share consideration, including the value of any contingent and/or deferred consideration payable in the Change of Control transaction).

(c)	If, by reason of a change in capitalization described in this Section 7, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of this Option, in the event that the Option continues, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of Common Stock subject to the Option, as the case may be, prior to such change in capitalization.

8. No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment or service by the Company nor limit in any way the right of the Company to terminate or modify the employment or retention of the Grantee at any time, with or without Cause.

9. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to the shares of Common Stock underlying the Option until the exercise of the Option and the issuance of a certificate or certificates to him for Option shares in respect thereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

10. Limitations on Delivery of Certificates. The Company shall not be required to issue or deliver a certificate for Option shares hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchange, if any, on which the Company’s shares of Common Stock may, at that time be listed.

11. Disposition of Common Stock. Notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of any shares acquired upon exercise of the Option is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificate evidencing any of such shares may contain a statement placed thereon to reflect their status as restricted securities as aforesaid. Notwithstanding the foregoing, nothing contained herein shall be deemed or construed to be a waiver or release of the Company’s registration obligations pursuant to Section 3(C) of the Employment Agreement, which shall remain in effect and absolute.

12.	Miscellaneous.

(a)	Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

if to the Company, to it at:

Kid Brands, Inc., One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey 07073Attention: Corporate Secretary, Fax no.: 201-405-7377, E-mail address: mgoldfarb@kidbrands.com.

if to the Grantee, to the Grantee at his principal residence as reflected in the records of the Company, with a copy to him at his principal business office during his employment with the Company or at raphael.benaroya@gmailcom.

Fax no.: (201) 568-4839.

Any notice received: (i) after 5:00 p.m. local time on any business day; or (ii) on a day that is not a business day, will be deemed to have been given on the next following business day.

(b)	Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)	Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(d)	Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(e)	Applicable Law. To the extent the federal laws of the United States do not otherwise control, this Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of conflicts of law principles thereof.

(f)	Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)	Counterparts: Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures by facsimile (including in Adobe Acrobat format) will be deemed to be original signatures for all purposes hereunder.

(h)	Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i)	Tax Status of the Option. The Option is not intended to be treated as an arrangement that provides for a deferral of compensation subject to Section 409A of the Internal Revenue Code. This Agreement shall be construed and applied so as to ensure that the Option is not covered by Section 409A. The Option Exercise Price shall never become less than the Fair Market Value of the underlying shares of Common Stock on the date of grant.

(j)	Share Certificates. All references to shares of Common Stock or certificates in this Agreement shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Company.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Incentive Stock Option Agreement as of the date first above written.

KID BRANDS, INC.

By:
Name:
Title:

GRANTEE

RAPHAEL BENAROYA

ATTACHMENT 2

[NQO]

KID BRANDS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Date of Grant: March     , 2013

NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of the date set forth above between Kid Brands, Inc., a New Jersey corporation (the “Company”), and Raphael Benaroya (the “Grantee”).

1. Confirmation of Grant; Exercise Price. The Company hereby confirms the grant to the Grantee, effective as of the date set forth above, of a Nonqualified Stock Option (the “Option”) with respect to 200,000 shares of the Common Stock, stated value $0.10 per share, of the Company (“Common Stock”) at an exercise price of $            per share (“Exercise Price”). The Option granted hereunder is granted pursuant to the terms of the Employment Agreement entered into between the Company and the Grantee dated March 14, 2013 (the “Employment Agreement”), but outside the terms of the Company’s Equity Incentive Plan (the “Plan”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Employment Agreement. If there is any conflict between the provisions of this Agreement and the Employment Agreement, the provisions of the Employment Agreement shall control. The Option is intended to be a nonqualified stock option for federal income tax purposes.

2. Vesting; Term. The Option is fully vested on the Date of Grant. Unless an earlier expiration date is specified in Section 3 below, the Option shall be exercisable at any time on or prior to the tenth anniversary of the Date of Grant and not be exercisable thereafter.

3. Termination of Employment.

(A) Termination without Cause or for Good Reason. If the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason (in either case, within the meaning of and as described in the Employment Agreement), then the Option shall be exercisable for the remainder of its ten-year term.

(B) Termination for Cause or without Good Reason. If the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason, the Option shall continue to be exercisable until its earlier expiration date, determined under and in accordance with the applicable terms and conditions of Section 4(A) of the Employment Agreement (as they pertain to a termination for Cause or without Good Reason).

(C) Death or Disability. If the Grantee’s employment is terminated by reason of death or Disability (within the meaning of the Employment Agreement), the Option shall be exercisable for one year after the Termination Date or the expiration of the ten-year term of the Option, whichever is shorter.

4. Transferability. Except as otherwise provided herein, the Option shall not be transferable other than to a designated beneficiary in the event of the Grantee’s death as set forth below or by will or by the laws of descent or distribution and shall be exercisable during the Grantee’s lifetime, subject to Section 3, only by the Grantee. The Grantee acknowledges and agrees that a violation of this Section 4 will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Grantee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of this Section 4 and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity. Notwithstanding the foregoing, the Option may be transferred by a gift to a member of the Grantee’s Immediate Family or trusts for their benefit, subject to the restrictions set forth herein. “Immediate Family” shall mean a person’s spouse, parents, children, grandchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law. If the Grantee dies before the expiration of the Option, the Grantee’s designated beneficiary shall succeed to the Grantee’s rights with respect to the Option, subject to the provisions hereof. For this purpose, the Grantee may designate a beneficiary in writing to the Company and may change a previous designation in the same manner. If no beneficiary is designated or if no designated beneficiary shall survive the Grantee, then the Grantee’s estate will be deemed to be his designated beneficiary.

5. Restrictions on Exercise. The Option may be exercised only with respect to full shares of Common Stock.

The Company shall register the shares covered by the Option at the Company’s expense on a Form S-8 within 30 days of the Grantee’s Commencement Date under the Employment Agreement and keep such registration statement effective until all the Grantee’s shares of Common Stock covered thereby may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended.

6. Exercise and Tax Withholding.

(A) Exercise. The Option may be exercised by giving written notice to the Secretary of the Company which shall specify the number of shares of Common Stock to be purchased. The exercise price of the Option shall be paid in cash or, in the sole discretion of the Committee: (a) by the delivery of shares of Common Stock of the Company then owned by the Grantee; (b) by directing that the Company withhold shares otherwise deliverable upon exercise to satisfy the exercise price; or (c) by delivery of a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may permit any other method of paying the exercise price that it determines is consistent with applicable law and the purpose of the Option. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary: (i) to evidence such exercise; and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, applicable state securities laws or any other applicable law.

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(B) Withholding. If tax withholding is required on the exercise of the Option, the Grantee is required to remit to the Company an amount sufficient to satisfy any statutory U.S. federal, state and local tax withholding requirements with respect thereto (“Withholding Taxes”). Such remittance may be required prior to the issuance of any shares of Common Stock in respect of the exercise of the Option to the Grantee. Notwithstanding the foregoing, the Committee may, in its sole discretion, in lieu of all or any portion of a cash payment in respect of Withholding Taxes, permit the Grantee to elect to have the Company withhold cash or shares of Common Stock deliverable upon exercise of the Option having an aggregate Fair Market Value, determined on the date the obligation to withhold or pay such taxes arises, equal to the amount (or portion thereof) required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy the Grantee’s Withholding Tax obligation shall be disregarded and the remaining number of shares shall be delivered to the Grantee.

7. Adjustments.

(A) The provisions of Sections 14.1 and 14.2 of the Plan are incorporated herein by reference to the extent applicable; provided that in no event will the Grantee be treated less favorably than any other Plan participants with respect to any adjustment or non-adjustment of the Option.

(B) Notwithstanding the foregoing, if a Change of Control (as defined in the Employment Agreement) occurs and the outstanding Option is not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof), then, immediately prior to the Change of Control, the Option, whether or not previously vested, shall be converted into the right to receive cash or, at the election of the Grantee, consideration in a form that is pari passu with the form of consideration payable to the Company’s stockholders in exchange for their shares, in the amount, form, manner, time(s) of payment and otherwise upon the terms and conditions set forth in Section 4(D) of the Employment Agreement. If the Option is not assumed or converted (as described above), it may be canceled at the time of the Change of Control for no consideration if the per share exercise price of the Option is greater than such per share fair market value of the Company’s Common Stock (determined with regard to all per share consideration, including the value of any contingent and/or deferred consideration payable in the Change of Control transaction).

(C) If, by reason of a change in capitalization described in this Section 7, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of this Option, in the event that the Option continues, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of Common Stock subject to the Option, as the case may be, prior to such change in capitalization.

8. No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment or service by the Company nor limit in any way the right of the Company to terminate or modify the employment or retention of the Grantee at any time, with or without Cause.

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9. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to the shares of Common Stock underlying the Option until the exercise of the Option and the issuance of a certificate or certificates to him for Option shares in respect thereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

10. Disposition of Common Stock. Notwithstanding anything contained herein to the contrary, in the event that the disposition of any shares acquired upon exercise of the Option is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificate evidencing any of such shares may contain a statement placed thereon to reflect their status as restricted securities as aforesaid. Notwithstanding the foregoing, nothing contained herein shall be deemed or construed to be a waiver or release of the Company’s registration obligations pursuant to Section 3(C) of the Employment Agreement, which shall remain in effect and absolute.

11. Limitations on Delivery of Certificates. The Company shall not be required to issue or deliver a certificate for Option shares hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchange, if any, on which the Company’s shares of Common Stock may, at that time be listed.

12. Miscellaneous.

(A) Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

if to the Company, to it at:

Kid Brands, Inc.

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

Attention: Corporate Secretary

Fax no.: 201-405-7377

E-mail address: mgoldfarb@kidbrands.com

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if to the Grantee, to the Grantee at his principal residence as reflected in the records of the Company, with a copy to him at his principal business office during his employment with the Company or at raphael.benaroya@gmailcom.

Fax no.: (201) 568-4839.

Any notice received: (i) after 5:00 p.m. local time on any business day; or (ii) on a day that is not a business day, will be deemed to have been given on the next following business day.

(B) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(C) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(D) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(E) Applicable Law. To the extent the federal laws of the United States do not otherwise control, this Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of conflicts of law principles thereof.

(F) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(G) Counterparts: Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures by facsimile (including in Adobe Acrobat format) will be deemed to be original signatures for all purposes hereunder.

(H) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(I) Tax Status of the Option. The Option is not intended to be treated as an arrangement that provides for a deferral of compensation subject to Section 409A of the Internal Revenue Code. This Agreement shall be construed and applied so as to ensure that the Option is not covered by Section 409A; and this Agreement shall be deemed amended to the extent reasonably necessary, as determined by the Committee in its sole discretion, to exclude the Option from the application of Section 409A or to comply with Section 409A, if necessary. The Option Exercise Price shall never become less than the Fair Market Value of the underlying shares of Common Stock on the date of grant.

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(J) Share Certificates. All references to shares of Common Stock or certificates in this Agreement shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Company.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Nonqualified Stock Option Agreement as of the date first above written.

KID BRANDS, INC.

By:
Name:
Title:

GRANTEE

RAPHAEL BENAROYA

7

ATTACHMENT 3

[SAR]

KID BRANDS, INC.

STOCK APPRECIATION RIGHT AGREEMENT

Date of Grant: March     , 2013

STOCK APPRECIATION RIGHT AGREEMENT (the “Agreement”) dated as of the date set forth above between Kid Brands, Inc., a New Jersey corporation (the “Company”), and Raphael Benaroya (the “Grantee”).

1. Confirmation of Grant; Exercise Price. The Company hereby confirms the grant to the Grantee, effective as of the date set forth above, of 600,000 Stock Appreciation Rights (the “SARs”) at an exercise price of $            per SAR (“Exercise Price”). The SARs granted hereunder are granted pursuant to the terms of the Employment Agreement entered into between the Company and the Grantee dated March 14, 2013 (the “Employment Agreement”), and under the terms of the Company’s Equity Incentive Plan (the “Plan”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Employment Agreement and the Plan. If there is any conflict between the provisions of this Agreement, the Plan and the Employment Agreement, the provisions of the Employment Agreement shall control.

2. Replacement Options. Notwithstanding anything to the contrary contained herein, if and when the requisite stockholder approval described in Section 3(C)(iii) of the Employment Agreement is obtained, any unexercised SARs will be converted into non-qualified stock options for shares of Company Common Stock on a one-for-one basis under the Plan at the Exercise Price and upon substantially the same other terms and conditions as the Cash SARs, all in accordance with said Section 3(C)(iii), in which case all references in this Agreement to the Cash SARs or SARs will be deemed to refer to such non-qualified stock options (“Replacement Options”). For the sake of clarity, if the requisite stockholder approval is not obtained, the Cash SARs will continue in full force and effect and will not be deemed to have become the Replacement Options. If the SARs are converted into Replacement Options, the shares covered by such Options will be registered shares under the Securities Act of 1933, as amended, pursuant to the Form S-8 registration statement covering the Plan. The Company shall keep such registration statement effective until all the Grantee’s shares of Common Stock covered thereby may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended. The conversion of SARs for Replacement Options must be for all and not a portion of the unexercised SARs, and once the SARs are converted into Replacement Options, the SARs shall no longer exist or be exercisable

3. Vesting. Except as provided in Section 3 below, the SARs shall vest as follows:

24 consecutive monthly installments starting on the last day of the calendar month in which the Date of Grant occurs and, thereafter	15,625 SARs per month
24 Consecutive monthly installments starting on the last day of the calendar month in which the second anniversary of the Date of Grant occurs.	9,375 SARs per month

Each SAR shall be exercisable solely for cash in an amount equal to the excess of the Fair Market Value per share of Company Common Stock on the date of exercise over the Exercise Price per share set forth in Section 1 above, unless outstanding SARs are converted into nonqualified stock options in accordance with the provisions of Section 2 above.

4. Accelerated Vesting Provisions; Termination of SARs.

(a) Normal Expiration Date. Unless an earlier expiration date is specified in this Section 3, the SARs shall terminate on the tenth anniversary of the Date of Grant and not be exercisable thereafter.

(b) Termination of Employment without Cause or for Good Reason. If the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason (in either case, within the meaning of and as described in the Employment Agreement), then (i) any unvested SARs shall become immediately vested on the date of termination of employment, and (ii) all outstanding SARs shall be exercisable for the remainder of their ten-year term. Notwithstanding the foregoing, if the Grantee’s employment is terminated without Cause prior to the first anniversary of his Commencement Date, the Grantee will forfeit 250,000 of the SARs if (and only if) such forfeiture is mandated by the applicable provisions of Section 4(B) of the Employment Agreement.

(c) Termination of Employment for Cause or without Good Reason. In the event that, before the SARs are fully vested, the Company terminates the employment of the Grantee for Cause or the Grantee terminates his employment without Good Reason, the portion of the SARs that have not yet vested shall immediately terminate and be forfeited and, to the extent not previously exercised, the vested portion of the SARs will continue to be exercisable until the earlier expiration date determined under and in accordance with the applicable terms and conditions of Section 4(A) of the Employment Agreement (as they pertain to a termination for Cause or without Good Reason).

(d) Special Payment Provision. If the Cash SARs are not converted into Replacement Options, and if the Company fails to promptly make payment to the Grantee in cash upon exercise of all or any part of the vested Cash SARs at a time when such payment would cause an Event of Default under the Salus Credit Agreement, the rights and obligations of the Company (or any successor or acquiring company or parent thereof) and of the Grantee shall be subject to the applicable terms and conditions of the Employment Agreement.

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(e) Death or Disability. If the Grantee’s employment is terminated by reason of death or Disability (within the meaning of the Employment Agreement), any unvested SARs shall become vested on the date of termination of employment to the same extent as if the Grantee had competed an additional two years of service with the Company after the Termination Date and shall be exercisable for one year after the Termination Date or the expiration of the term of the SARs, whichever is shorter. The remaining unvested SARs shall be forfeited.

5. Transferability. Except as otherwise provided herein, the SARs shall not be transferable other than to a designated beneficiary in the event of the Grantee’s death as set forth below or by will or by the laws of descent or distribution and shall be exercisable during the Grantee’s lifetime, subject to Section 3, only by the Grantee. The Grantee acknowledges and agrees that a violation of this Section 4 will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Grantee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of this Section 4 and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity. Notwithstanding the foregoing, the SARs may be transferred by a gift to a member of the Grantee’s Immediate Family or trusts for their benefit, subject to the restrictions set forth herein. “Immediate Family” shall mean a person’s spouse, parents, children, grandchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law. If the Grantee dies before the expiration of the SARs, the Grantee’s designated beneficiary shall succeed to the Grantee’s rights with respect to the SARs, subject to the provisions hereof. For this purpose, the Grantee may designate a beneficiary in writing to the Company and may change a previous designation in the same manner. If no beneficiary is designated or if no designated beneficiary shall survive the Grantee, then the Grantee’s estate will be deemed to be his designated beneficiary.

6. Restrictions on Exercise. The SARs may be exercised only with respect to full shares of Common Stock.

7. Exercise and Tax Withholding.

(a) Exercise. Vested SARs may be exercised in whole or in part by giving written notice to the Secretary of the Company which shall specify the number of SARs to be exercised. On or within five days after any such exercise, the Company shall pay to the Grantee an amount equal to the number of SARs being exercised multiplied by the excess of the Fair Market Value per share of Common Stock on the exercise date (determined in accordance with the Plan) over the Exercise Price, less applicable withholding taxes (which taxes shall be remitted by the Company to the applicable tax authority). Upon an exercise of vested Replacement Options, if any, the exercise price for the shares covered by such exercise shall be paid in cash or, in the sole discretion of the Committee: (a) by the delivery of shares of Common Stock of the Company then owned by the Grantee; (b) by directing that the Company withhold shares otherwise deliverable upon exercise to satisfy the exercise price; or (c) by delivery of a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines is consistent with applicable law and the purpose of the Plan. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary: (i) to evidence such exercise; and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, applicable state securities laws or any other applicable law.

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(b) Withholding. If tax withholding is required on the exercise of Replacement Options, the Grantee is required to remit to the Company an amount sufficient to satisfy any statutory U.S. federal, state and local tax withholding requirements with respect thereto (“Withholding Taxes”). Such remittance may be required prior to the issuance of any shares of Common Stock in respect of the exercise of the Replacement Option to the Grantee. Notwithstanding the foregoing, the Committee may, in its sole discretion, in lieu of all or any portion of a cash payment in respect of Withholding Taxes, permit the Grantee to elect to have the Company withhold shares of Common Stock deliverable upon exercise of the Replacement Option having an aggregate Fair Market Value, determined on the date the obligation to withhold or pay such taxes arises, equal to the amount (or portion thereof) required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy the Grantee’s Withholding Tax obligation shall be disregarded and the remaining number of shares shall be delivered to the Grantee.

8. Adjustments.

(a) The provisions of Sections 14.1 and 14.2 of the Plan are incorporated herein by reference to the extent applicable; provided that in no event will the Grantee be treated less favorably than any other Plan participants with respect to any adjustment or non-adjustment of the Option.

(b) Notwithstanding the foregoing, if a Change of Control (as defined in the Employment Agreement) occurs and the outstanding SARs are not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof), then, immediately prior to the Change of Control, the SARs, whether or not previously vested, shall be converted into the right to receive cash or, at the election of the Grantee, consideration in a form that is pari passu with the form of consideration payable to the Company’s stockholders in exchange for their shares, in the amount, form, manner, time(s) of payment and otherwise upon the terms and conditions set forth in Section 4(D) of the Employment Agreement. If the SARs are not assumed or converted (as described above), it may be canceled at the time of the Change of Control for no consideration if the per share exercise price of the SARs are greater than such per share fair market value of the Company’s Common Stock (determined with regard to all per share consideration, including the value of any contingent and/or deferred consideration payable in the Change of Control transaction).

(c) If, by reason of a change in capitalization described in this Section 8, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of these SARs, in the event that the SARs continue, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of Common Stock subject to the SARs, as the case may be, prior to such change in capitalization.

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9. No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment or service by the Company nor limit in any way the right of the Company to terminate or modify the employment or retention of the Grantee at any time, with or without Cause.

10. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to the shares of Common Stock underlying a Replacement Option until the exercise of the Replacement Option and the issuance of a certificate or certificates to him for Replacement Option shares in respect thereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

11. Limitations on Delivery of Certificates. The Company shall not be required to issue or deliver a certificate for Replacement Option shares hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchange, if any, on which the Company’s shares of Common Stock may, at that time be listed.

12. Disposition of Common Stock. Notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of any shares acquired upon exercise of the Replacement Option is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificate evidencing any of such shares may contain a statement placed thereon to reflect their status as restricted securities as aforesaid. Notwithstanding the foregoing, nothing contained herein shall be deemed or construed to be a waiver or release of the Company’s registration obligations pursuant to Section 3(C) of the Employment Agreement, which shall remain in effect and absolute.

13. Miscellaneous.

(a) Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

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if to the Company, to it at:

Kid Brands, Inc.

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

Attention: Corporate Secretary

Fax no.: 201-405-7377

E-mail address: mgoldfarb@kidbrands.com

if to the Grantee, to the Grantee at his principal residence as reflected in the records of the Company, with a copy to him at his principal business office during his employment with the Company or at raphael.benaroya@gmailcom.

Fax no.: (201) 568-4839.

Any notice received: (i) after 5:00 p.m. local time on any business day; or (ii) on a day that is not a business day, will be deemed to have been given on the next following business day.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(e) Applicable Law. To the extent the federal laws of the United States do not otherwise control, this Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of conflicts of law principles thereof.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts: Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures by facsimile (including in Adobe Acrobat format) will be deemed to be original signatures for all purposes hereunder.

(h) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

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(i) Tax Status of SARs. The SARs are not intended to be treated as an arrangement that provides for a deferral of compensation subject to Section 409A of the Internal Revenue Code. This Agreement shall be construed and applied so as to ensure that the SARs are not covered by Section 409A. The exercise price of the SARs/Replacement Option shall never become less than the Fair Market Value of the underlying shares of Common Stock on the date of grant.

(j) Share Certificates. All references to shares of Common Stock or certificates in this Agreement shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Company.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Stock Appreciation Agreement as of the date first above written.

KID BRANDS, INC.

By:
Name:
Title:

GRANTEE

RAPHAEL BENAROYA

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